Exhibit 10.1

PROMISSORY NOTE

December 23, 2009

FOR VALUE RECEIVED, HARLEYSVILLE NATIONAL CORPORATION (“Borrower”), a corporation organized under the laws of the State of Pennsylvania with its chief executive office at 483 Main Street, Harleysville, Pennsylvania 19438 promises to pay to FIRST NIAGARA FINANCIAL GROUP, INC., a business corporation organized under the laws of the State of Delaware with its chief executive office at 726 Exchange Street, Suite 618, Buffalo, New York 14210 (“Lender”) or order, on or before the date that is the “Specified Number of Days” (as hereinafter defined) after the termination of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 26, 2009 by and between Lender and Borrower (such date being “Maturity”), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), together with interest thereon until paid in full at an annual rate of five and one quarter percent (5.25%). The proceeds of the loan made by Lender to Borrower and evidenced by this Promissory Note (this “Note”) shall only be used by Borrower to provide funds to Harleysville National Bank and Trust Company (“HNB”) in a manner that will qualify for bank regulatory purposes as Tier 1 Capital of HNB. It is contemplated that, upon the consummation of the Closing as defined in the Merger Agreement, the indebtedness evidenced by this Note will be settled.

Interest shall be calculated on the basis of 1/360th of the annual interest at the applicable rate on the outstanding principal balance for each date such balance is outstanding and shall be paid for the actual number of days elapsed, which will result in a higher effective annual rate. If the principal balance of this Note is not paid when due, whether at Maturity or the earlier acceleration of this Note, all unpaid amounts of principal shall bear interest following said nonpayment at two percent (2%) per annum above the interest rate which was payable hereunder as of the date this Note became due.

For purposes of this Note, “Specified Number of Days” shall mean the number of days following termination of the Merger Agreement as set forth in the table below, which number of days is determined by and correlates to the section of the Merger Agreement pursuant to which the Merger Agreement is terminated:

Merger Agreement Termination Provision	Specified Number of Days
11.1.1	Such number of days set forth in the written agreement between Borrower and Lender.

11.1.2	Sixty (60) days (fifteen (15) days in the case of a willful breach by Borrower)

11.1.3	Sixty (60) days (fifteen (15) days in case of a willful breach by Borrower)

11.1.4	Ninety (90) days

11.1.5	Ninety (90) days

11.1.6	Ninety (90) days

11.1.8	Thirty (30) days

11.1.9	Thirty (30) days

11.1.10	Sixty (60) days

At Maturity or the earlier acceleration of this Note, Borrower shall pay the entire principal balance, plus all accrued and unpaid interest and fees. Borrower shall make all payments on this Note to Lender at its address stated above or at such other place as the holder of this Note may designate. Lender shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, then to the reduction of principal of this Note in such order and in such amounts as Lender may determine from time to time. The sum or sums shown on Lender’s records shall be rebuttably presumptive of the correct unpaid balances of principal and interest on this Note. If any payment comes due on a day that is not a Business Day, as defined below, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment. “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York State.

This Note may be prepaid in whole or in part at any time after termination of the Merger Agreement without premium or penalty.

Borrower agrees to pay, upon demand, reasonable costs of collection of all amounts due under this Note, including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses.

If pursuant to the terms of this Note, Borrower is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum legal rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The happening of any of the following events or occurrence of the following conditions, shall be events of default hereunder (individually, an “Event of Default” and collectively “Events of Default”):

(a) Non-payment at Maturity of any amount then due under this Note.

(b) The receivership, liquidation, termination or dissolution of Borrower or HNB.

(c) the filing by or against Borrower or HNB of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by Borrower or HNB for the benefit of creditors; the appointment of a receiver, conservator or trustee for Borrower or HNB or for all or substantially all of the assets of Borrower or HNB; the institution by Borrower or HNB of any other type of insolvency proceeding (under the Federal Bankruptcy Code, applicable banking regulatory law or otherwise), or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Borrower or HNB.

(d) as of any month end after termination of the Merger Agreement HNB is Significantly Undercapitalized or in any lower capital category (as defined in 12 C.F.R. Section 6.4), without giving effect to any charges taken by Borrower at the request of Lender pursuant to Section 6.11 of the Merger Agreement, or is so deemed by the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency or any other federal or state banking regulator.

(e) any failure by Borrower to deliver to Lender any capital calculation or related materials in accordance with Section 4(h) of that certain Pledge Security Agreement dated December 4, 2009 by and between Lender and Borrower.

Upon the occurrence of any Event of Default, Lender shall have the absolute right, at its option and in its sole discretion, to declare immediately due and payable all unpaid amounts of principal and interest on this Note, and all other sums payable at the time of, or as the result of, such declaration under this Note or any other document securing the Note, and to exercise alternately or cumulatively any of the remedies available under this Note or any other document securing the Note, or at law or equity. The failure to exercise one or more of such remedies upon the happening of an Event of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default or any other Event of Default. Neither the acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, or any negotiation or discussion with Borrower, shall constitute a waiver of the right to exercise one or more of such remedies at that time or at any subsequent time or nullify any prior exercise of any remedy, except as and to the extent otherwise provided by law.

Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note.

This Note shall be governed by the internal laws of the State of New York, without regard to principals of conflicts of laws.

This Note evidences an “Additional Borrowing” (as defined in a certain letter agreement between Lender and Borrower dated December 4, 2009) and reduces the amount of the “Additional Commitment” (as defined in that letter agreement) to Zero Dollars ($0).

BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL HEREFORE TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (B) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (C) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, (D) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO BORROWER AT THE LAST ADDRESS OF BORROWER SHOWN IN THE RECORDS RELATING TO THIS NOTE MAINTAINED BY LENDER, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED UPON RECEIPT THEREOF, (E) WAIVES IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING EACH RIGHT TO ASSERT ANY NONMANDATORY COUNTERCLAIM, ANY SETOFF OR ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR CLAIM OF LACHES, (F) WAIVES EACH RIGHT TO ATTACK ANY FINAL NON-APPEALABLE JUDGMENT THAT IS OBTAINED AS A RESULT OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING AND (G) CONSENTS TO EACH SUCH FINAL NON-APPEALABLE JUDGMENT BEING SUED UPON IN ANY COURT HAVING JURISDICTION WITH RESPECT THERETO AND ENFORCED IN THE JURISDICTION IN WHICH SUCH COURT IS LOCATED AS IF ISSUED BY SUCH COURT.

BORROWER (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (i) THIS NOTE, OR ANY COLLATERAL HEREFORE, (ii) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL HEREFORE OR (iii) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, OR ANY COLLATERAL HEREFORE, AND (B) CERTIFIES THAT NEITHER LENDER, NOR ANY REPRESENTATIVE OF LENDER HAS REPRESENTED TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY BORROWER IN THIS PARAGRAPH.

HARLEYSVILLE NATIONAL CORPORATION

By:	/s/ Paul D. Geraghty
Name:	Paul D. Geraghty
Title:	President & CEO